Registration Statement No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                             Conexant Systems, Inc.
             (Exact name of registrant as specified in its charter)

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                DELAWARE                             25-1799439
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)              Identification No.)

           4311 Jamboree Road
        Newport Beach, California                    92660-3095
(Address of Principal Executive Offices)             (Zip Code)

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                 Conexant Systems, Inc. Retirement Savings Plan
                            (Full title of the plan)

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                                DWIGHT W. DECKER
                      Chairman and Chief Executive Officer
                             Conexant Systems, Inc.
                               4311 Jamboree Road
                      Newport Beach, California 92660-3095

                     (Name and address of agent for service)

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                                 (949) 483-4600
          (Telephone number, including area code, of agent for service)


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                                    Copy to:
                              PETER R. KOLYER, Esq.
                             Chadbourne & Parke LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-5100

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                         Calculation of Registration Fee

    ------------------------------------ ----------------- --------------------------- ---------------------------- ================
                                           Amount to be    Proposed maximum offering   Proposed maximum aggregate      Amount of
         Title of securities to be          registered         price per unit (1)          offering price (1)        registration
                registered                                                                                                fee
    ------------------------------------ ----------------- --------------------------- ---------------------------- ----------------
    Common Stock, par value $1 per
    share (including the associated
    Preferred Share Purchase Rights)     1,500,000 shares            $10.62                    $15,930,000              $4,429
    (2)..............
    ------------------------------------ ----------------- --------------------------- ---------------------------- ----------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), based on (a) the book value as of September 30, 1998 of the net assets held or to be received by the Registrant in the initial transaction in which the Registrant's securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to the Registrant's Registration Statement on Form 10, as amended (File No. 000-24923), will be issued, divided by (b) the number of shares of Common Stock estimated to be outstanding after such initial issuance.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following document, which has been filed with the Securities and Exchange Commission (the "Commission"), is incorporated herein by reference and made a part hereof:

         Registration Statement on Form 10, as amended, filed pursuant to
         Section 12(g) of the Exchange Act, by Conexant Systems, Inc. (the "Company") in File No. 000-24923 (the "Form 10"). The description of the Company's Common Stock is contained in Item 11 of the Form 10.

         All documents subsequently filed by the Company and the Conexant Systems, Inc. Retirement Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

This Item is not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

This Item is not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Delaware General Corporation Law (the "DGCL") permits Delaware corporations to eliminate or limit the monetary liability of directors for breach of their fiduciary duty of care, subject to certain limitations. The Company's Restated Certificate of Incorporation provides that Company directors are not liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violation of the laws governing the payment of dividends or the purchase or redemption of stock or (iv) for any transaction from which a director derived an improper personal benefit.

         The DGCL provides for indemnification of directors, officers, employees and agents subject to certain limitations. The Company's Amended By-Laws and the appendix thereto provide for the indemnification of directors, officers, employees and agents of the Company to the extent permitted by Delaware law. It is expected that the Company's directors and officers will be insured against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

This Item is not applicable.

ITEM 8.  EXHIBITS.

4.1         Restated Certificate of Incorporation of the Company.

4.2         Amended By-Laws of the Company.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Form 10, is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder Services, L.L.C., as rights agent.

4.5         Conexant Systems, Inc. Retirement Savings Plan.

5.1 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

5.2 In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

23.1 Consent of Deloitte & Touche LLP, independent auditors, set forth on Page II-8 of this Registration Statement.

23.2        Consent of Chadbourne & Parke LLP, contained in its opinion filed as
            Exhibit 5.1 to this Registration Statement.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.

ITEM 9.  UNDERTAKINGS.

A.       The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to
         Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF NEWPORT BEACH, STATE OF CALIFORNIA, ON THE 11TH DAY OF DECEMBER, 1998.

                                         CONEXANT SYSTEMS, INC.

                                         By  /s/ Dwight W. Decker
                                           ----------------------------------
                                           (DWIGHT W. DECKER, CHAIRMAN AND
                                               CHIEF EXECUTIVE OFFICER)


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 11TH DAY OF DECEMBER, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:

        SIGNATURE                                   TITLE
        ---------                                   -----

     DWIGHT W. DECKER*         Chairman of the Board and Chief Executive Officer
                                (principal executive officer) and Director

     DONALD R. BEALL*                              Director

   RICHARD M. BRESSLER*                            Director

    F. CRAIG FARRILL*                              Director

     JERRE L. STEAD*                               Director

   BALAKRISHNAN S. IYER*       Senior Vice President and Chief Financial Officer
                                        (principal financial officer)

     STEVEN M. THOMSON*                  Vice President and Controller
                                         (principal accounting officer)

  *By  /s/ Dwight W. Decker
     -----------------------------------------
     (DWIGHT W. DECKER, ATTORNEY-IN-FACT)**


** By authority of the power of attorney filed as Exhibit 24 to this Registration Statement.

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEWPORT BEACH, STATE OF CALIFORNIA, ON THE 11TH DAY OF DECEMBER, 1998.

                                   CONEXANT SYSTEMS, INC.
                                   RETIREMENT SAVINGS PLAN

                                   By  /s/ William C. Tipton
                                     ------------------------------------------
                                     (WILLIAM C. TIPTON, PLAN ADMINISTRATOR)

                          INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Registration Statement of Conexant Systems, Inc. on Form S-8 for the Conexant Systems, Inc. Retirement Savings Plan, of our report dated November 4, 1998 on the combined financial statements and financial statement schedule of the semiconductor systems business of Rockwell International Corporation, appearing in the Registration Statement on Form 10 (File No. 000-24923), as amended, of Conexant Systems, Inc. We also consent to the reference to us under the heading "Experts" in the Plan Prospectus.



DELOITTE & TOUCHE LLP


Costa Mesa, California
December 7, 1998

                                  EXHIBIT INDEX

Exhibit
Number                                                                    Page
------                                                                    ----

4.1         Restated Certificate of Incorporation of the Company.

4.2         Amended By-Laws of the Company.

4.3 Specimen certificate for the Company's Common Stock, par value $1 per share, filed as Exhibit 4.3 to the Form 10, is incorporated herein by reference.

4.4 Rights Agreement, dated as of November 30, 1998, by and between the Company and ChaseMellon Shareholder
            Services, L.L.C., as rights agent.

4.5         Conexant Systems, Inc. Retirement Savings Plan.

5.1 Opinion of Chadbourne & Parke LLP as to the legality of any newly issued shares of Common Stock of the Company covered by this Registration Statement.

5.2 In lieu of an opinion concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, or a determination letter of the Internal Revenue Service (the "IRS") that the Plan is qualified under Section 401 of the Internal Revenue Code, the Company hereby undertakes to submit the Plan and any amendment thereto to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

23.1 Consent of Deloitte & Touche LLP, independent auditors, set forth on Page II-8 of this Registration Statement.

23.2 Consent of Chadbourne & Parke LLP, contained in its opinion filed as Exhibit 5.1 to this Registration
            Statement.

24 Power of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of the Company.